EXHIBIT 99.1

Contacts:

URS Corporation	Sard Verbinnen & Co

H. Thomas Hicks	Hugh Burns/Jamie Tully
Vice President	(212) 687-8080
& Chief Financial Officer
(415) 774-2700
URS ACQUISITION OF WASHINGTON GROUP INTERNATIONAL
CLEARS HART-SCOTT-RODINO REVIEW

     SAN FRANCISCO, CA — July 10, 2007 — URS Corporation (NYSE: URS) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the Company’s pending acquisition of Washington Group International, Inc. (NYSE: WNG) has expired.
     Completion of the acquisition, which is expected during the second half of calendar year 2007, is subject to the approval of the merger agreement by Washington Group stockholders, the approval of URS’ issuance of shares in the transaction by URS stockholders, and satisfaction or waiver of other customary closing conditions.
     URS Corporation offers a comprehensive range of professional planning and design, systems engineering and technical assistance, program and construction management, and operations and maintenance services for transportation, facilities, environmental, water/wastewater, industrial infrastructure and process, homeland security, installations and logistics, and defense systems. Headquartered in San Francisco, the Company operates in more than 20 countries with approximately 29,500 employees providing engineering and technical services to federal, state and local governmental agencies as well as private clients in the chemical, pharmaceutical, oil and gas, power, manufacturing, mining and forest products industries (www.urscorp.com).

Forward-Looking Statements
Statements contained in this release that are not historical facts may constitute forward-looking statements, including statements relating to the timing of and the satisfaction of conditions to the merger. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “expect,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue” and similar expressions are also intended to identify forward-looking statements. URS believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties that could cause actual results to differ materially from the results predicted or implied by the forward-looking statement. The potential risks and uncertainties include, but are not limited to: potential difficulties that may be encountered in integrating the merged businesses; potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the merger, approval of the transaction by the stockholders of the companies and the satisfaction of other closing conditions to the transaction, including the receipt of regulatory approvals; competitive responses to the merger; an economic downturn; changes in URS’ book of business; URS’ compliance with government contract procurement regulations; URS’ ability to procure government contracts; URS’ reliance on government appropriations; the ability of the government to unilaterally terminate URS’ contracts; URS’ ability to make accurate estimates and control costs; URS’ ability to win or renew contracts; URS’ and its partners’ ability to bid on, win, perform and renew contracts and projects; environmental issues and liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; a decline in defense spending; industry competition; URS’ ability to attract and retain key individuals; employee, agent or partner misconduct; risks associated with changes in equity-based compensation requirements; URS’ leveraged position and ability to service its debt; risks associated with international operations; business activities in high security risk countries; third party software risks; terrorist and natural disaster risks; URS’ relationships with its labor unions; URS’ ability to protect its intellectual property rights; anti-takeover risks and other factors discussed more fully in URS’ Form 10-Q for its quarter ended March 30, 2007, as well as in the Joint Proxy Statement/Prospectus of URS and the Washington Group to be filed, and other reports subsequently filed from time to time, with the Securities and Exchange Commission. These forward-looking statements represent only URS’ current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made. URS does not assume any obligation to update any forward-looking statements.
Additional Information and Where to Find It
In connection with the proposed transaction, URS Corporation (“URS”) and Washington Group International (“Washington Group”) will be filing documents with the Securities and Exchange Commission (the “SEC”), including the filing by URS of a registration statement on Form S-4, and URS and Washington Group intend to file a related preliminary and definitive joint proxy statement/prospectus. Investors and security holders are urged to read the registration statement on Form S-4 and the related preliminary and definitive joint proxy/prospectus when they become available because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Investors and security holders may obtain free copies of the documents filed with the SEC by Washington Group by contacting Washington Group Investor Relations at 866-964-4636. In addition, you may also find information about the merger transaction at www.urs-wng.com.

URS, Washington Group and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of URS and Washington Group in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the joint proxy statement/prospectus of URS and Washington Group described above. Additional information regarding the directors and executive officers of URS is also included in URS’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007. Additional information regarding the directors and executive officers of Washington Group is also included in Washington Group’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2007, as amended. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at URS and Washington Group as described above.
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